Exhibit 99.1

PRESS RELEASE

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ARMADA HOFFLER ANNOUNCES JOHN W. SNOW WILL RETIRE FROM COMPANY’S BOARD OF DIRECTORS
Longtime member’s many contributions are greatly appreciated by the Company
VIRGINIA BEACH, Va., March 4, 2024 -- Armada Hoffler (NYSE: AHH) announced that John W. Snow, 84, will retire as a member of the Company’s Board of Directors effective as of the date of Armada Hoffler’s 2024 Annual Meeting of Stockholders. Armada Hoffler’s Board of Directors recently approved an amendment to Armada Hoffler’s Corporate Governance Guidelines pursuant to which directors will no longer stand for re-election after they reach the age of 80. Serving as a director since Armada Hoffler’s initial public offering and as lead independent director from 2013-2019, Snow has been an integral part of the company’s growth.
“I have greatly enjoyed my time with Armada Hoffler and am proud to have served on the board since the IPO,” said John Snow. “I am delighted by the growth the company has seen since going public and have every confidence in the company's future and the new leadership team.”
As U.S. Treasury Secretary under President George W. Bush, Snow steered the 2003 Jobs and Growth Tax Relief Act, shaping domestic and global economic policy. He was also Chairman and Chief Executive Officer of CSX Corporation (NYSE: CSX) and served as a Chairman of the Business Roundtable and on the Business Councils executive committee, a prestigious business policy group comprised of 250 chief executive officers of the nation’s largest companies.
Snow holds a B.A. from the University of Toledo, a master’s degree from Johns Hopkins University, a law degree from George Washington University and a PhD in Economics from the University of Virginia.
“John has been a dedicated and valuable member of our Board of Directors, and we are deeply grateful for his guidance, leadership and service,” said Lou Haddad, CEO of Armada Hoffler. “John has been instrumental in shaping this board and its future. We wish him well.”
Forward-Looking Statements
Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These statements relate to Mr. Snow’s retirement from the Board of Directors effective as of the 2024 Annual Meeting of Stockholders. The forward-looking statements presented herein are based on the Company's current expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.
About Armada Hoffler
Armada Hoffler (NYSE: AHH) is a vertically integrated, self-managed real estate investment trust (“REIT”) with over four decades of experience developing, building, acquiring, and managing high-quality office, retail, and multifamily properties located primarily in the Mid-Atlantic and Southeastern United States. We also provide general construction and development services to third-party clients, in addition to developing and building properties to be placed in our stabilized portfolio. Founded in 1979 by Daniel A. Hoffler, Armada Hoffler has elected to be taxed as a REIT for U.S. federal income tax purposes. For more information visit ArmadaHoffler.com.
Contact:
Chelsea Forrest
Armada Hoffler
Director of Corporate Communications and Investor Relations
Email: CForrest@ArmadaHoffler.com
Phone: (757) 612-4248